Exhibit 99.3

Ozop Energy Solutions, Inc. Announces First Dealership for Vehicle Service Contracts for Electric Vehicles

Dealer representing Ozop Plus Vehicle Service Contracts for Electric Vehicles

Warwick, NY, September 21, 2022 (GLOBE NEWSWIRE) - - Ozop Energy Solutions. Inc. (OZSC or the “Company”), is pleased to announce that it has signed its first auto dealership to sell Vehicle Service Contracts (“VSC’s”) for Electric Vehicles (“EV”). Sansone Jr’s Windsor Nissan is now an active dealership with GS Administrators, Inc., a member of Houston-based GSFSGroup. Under the Marketing and Claims Services Agreement, Sansone Nissan can sell EV VSC’s through their Finance and Insurance (“F&I”) department. Pursuant to the Company’s agreement with GSFSGroup, the Company can receive an Agent fee of up to $500, from which it will need to compensate any sub-agents associated with the sale of any EV VSC. Additionally, GSFSGroup will cede the premium for the entire VSC for any VSC’s marketed by Ozop Plus. Such premium will be recognized as earned premium over the term or life of each contract.

Marcy Maguire the CEO of Sansone Jr’s Windsor Nissan stated “I am very pleased to be the first Ozop Plus dealer signup with GSFSGroup. I am anxiously waiting for the arrival of the Nissan Ariya EV and extremely excited that my dealership will be able to have this product available for my customers. As a dealer it gives me added confidence that my customer can leave our dealership with the peace of mind this EV VSC provides.”

Brian Conway, the Company’s CEO stated “We are extremely happy to welcome Sansone Jr’s Windsor Nissan to the Ozop Plus family and are grateful for their patience being the pilot dealership for our team to onboard. This marks the first of what we hope to be thousands of dealerships over the next few years.

The Ozop Plus team is committed to making Ozop Plus the premier provider for EV insurance products.”

About Ozop Energy Solutions.

Ozop Energy Solutions (http://ozopenergy.com/) invents, designs, develops, manufactures, and distributes ultra-high-power chargers, inverters, and power supplies for a wide variety of applications in the defense, heavy industrial, aircraft ground support, maritime and other sectors. Our strategy focuses on capturing a significant share of the rapidly growing renewable energy market as a provider of assets and infrastructure needed to store energy.

About Ozop Energy Systems, Inc.

Ozop Energy Systems is a manufacturer and distributor of Renewable Energy products in the Energy Storage, Solar, Microgrids, and EV charging Station space. We offer a broad portfolio of Renewable Energy products at competitive prices with a commitment to customer satisfaction from selection, to ordering, shipping, and delivery.

About Ozop Engineering and Design

Ozop Engineering and Design engineers energy efficient, easy to install and use, digital lighting controls solutions for commercial buildings, campuses, and sports complexes throughout North America. Products include relays panels, controllers, occupancy/vacancy sensors, daylight sensors and wall switch stations. Ozop has a dedicated design team that produces system drawings and a technical support group for product questions and onsite system commissioning. Our mission is to be recognized for our deep understanding of power management systems and ability to provide the right solution for each facility.

www.ozopengineering.com

About Ozop Capital Partners

Ozop Capital Partners, Inc. is a majority owned subsidiary of the Company, and wholly owns EV Insurance Company, Inc. (“EVIC”). EVIC, DBA Ozop Plus is licensed as a captive insurer that reinsures.

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Safe Harbor Statement

“This press release contains or may contain, among other things, certain forward-looking statements. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties, including those detailed in the company’s filings with the Securities and Exchange Commission. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the company’s control). The company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.”

Investor Relations Contact – Ozop

The Waypoint Refinery, LLC
845-397-2956
www.thewaypointrefinery.com